EXHIBIT 10.4

To: Rocco Urbisci
Re: Contract, Consultant- Director of Productions

Two-Year Agreement Stock Compensation- 200,000 Shares Free Trading

Stock Disbursement Schedule:

      o     10,000 S-8 shares six months
      o 10,000 S-8 shares at 6 month intervals until 40,000 shares have been transferred

      o As soon as administratively possible, after the company signs a contract with Mr.Urbisci, 160,000 Rule 144 Restricted shares will be placed into a trust, which upon completion of two years of satisfactory performance, the stock trust will then be transferred to Mr. Urbisci free trading.
            1) Mr. Urbisci agrees to disburse the Rule 144 Restricted stock over a six-month period in cooperation with the company.
                  Example: Approximately 53,000 shares every 45 days.
      o If this contract is terminated by mutual agreement, the stock trust and S-8 shares will be pro-rated by 100% percentage calculation and transferred to Mr. Urbisci within 30 days of the termination.
      o     The company will also pay Mr. Urbisci fair market value, in cash for all content in which he acts, writes, directs or performs other services for the company.

Job Description:
      o To evaluate the feasibility of projects contemplated by the company and to assess and advise the company on projects they choose to enter into including budgets and schedules. To provide meaningful consultation with respect to hiring crews, production companies, staff and other aspects of producing the company's projects.
      o     In addition, Mr. Urbisci will be authorized to arrange loans for the company. The investment instrument to be use is the convertible debenture. The discount to be given will set by the Operations Department. Mr. Urbisci will be paid 10% of all debentures he arranges, immediately upon the completion of the debenture.

Key man Clause:
      o Stereo Vision Entertainment, Inc. agrees that during the term of the contract, Jack Honour shall have the responsibility of personally supervising communication, negotiations, or any other business between Mr. Urbisci and the company.
      o In the event Jack Honour shall cease to be active in the affairs of Stereo Vision Entertainment, Inc. by reason of death, disability, retirement or any other reason, Mr. Urbisci shall have the right to terminate this contract.
      o Such termination shall not effect any financial remuneration owing Mr. Urbisci at the time of such termination.

Indemnity:
      o Stereo Vision Entertainment, Inc. agrees to indemnify and hold harmless Mr. Urbisci his employees, heirs, partners, assignees including but not limited to his corporate entities, business associates advisors, agents, attorneys, and their respective heirs, employees et al from any liability, costs, or other responsibilities with regard to their actions for or on behalf of the company.
      o Stereo Vision Entertainment, Inc. agrees it will cover Mr. Urbisci the same protection afforded officers and directors of the company in the articles of incorporation of the company.
      o Should this agreement terminate prior to the release of Rule 144 stocks, the company and its appropriate employees, directors or officers will cooperate with Mr. Urbisci and /or his representatives in facilitating the release of the stock.

Arbitration of disputes:
      o Any and all disputes arising under or related to this contract shall first be submitted to mediation. If not resolved it shall then be submitted to and finally decided, by binding arbitration under California law and under the commercial arbitration rules of the American Arbitration Association in San Diego, California, and judgment on any award entered therein shall be entered into any court of competent jurisdiction over the party charged by such award.

The parties agree to enter into a more detailed and formal agreement. However, until that time this agreement shall represent the entire understanding between the parties.

         /s/ Rocco Urbisci                           Date  October 4, 1999
         ---------------------------                       ---------------------
         Rocco Urbisci

         /s/ John Kookootsedes                       Date  October 4, 1999
         -----------------------------------               ---------------------
         John Kookootsedes, President
         Kestrel Equity Corp. / Stereo Vision Entertainment, Inc.